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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 13, 2005
                                                ---------------------


                         FairPoint Communications, Inc.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     333-56365                13-3725229
----------------------------   --------------------------   -------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


          521 East Morehead Street,
                  Suite 250,
          Charlotte, North Carolina                         28202
      -----------------------------------             ------------------
       (Address of principal executive                   (Zip Code)
                   offices)

Registrant's telephone number, including area code (704) 344-8150
                                                  --------------


                                       N/A
               ---------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

As previously disclosed, on May 18, 2005, the Board of Directors (the "Board of Directors") of FairPoint Communications, Inc. (the "Company") approved an annual award to each of the Company's non-employee directors of approximately $30,000 in the form of restricted stock or restricted units (collectively, the "Restricted Stock"), at the recipient's option, issued under the Company's 2005 Stock Incentive Plan. On June 15, 2005, the Compensation Committee of the Board of Directors approved the issuance of the Restricted Stock and the forms of restricted stock agreement and restricted unit agreement under which the Restricted Stock will be issued. The Restricted Stock will vest in four equal quarterly installments on the first day of each of the first four calendar quarters following the grant date, commencing on July 1, 2005, and the holders thereof will be entitled to receive dividends from the date of grant, whether or not vested. The forms of restricted stock agreement and restricted unit agreement are filed as Exhibits 10.1 and 10.2 hereto.

Item 7.01 - Regulation FD Disclosure

On June 16, 2005, the Board of Directors declared a dividend of $0.39781 per share (the "Dividend") on the Company's common stock, par value $0.01 per share (the "Common Stock"). The Dividend is payable on July 19, 2005 to shareholders of record at the close of business on June 30, 2005.

Item 8.01 - Other Events

Press Release

On June 16, 2005, the Company issued a press release announcing the Dividend (the "Dividend Announcement"). A copy of the Dividend Announcement is being furnished by being attached hereto as Exhibit 99.1.

Litigation

On June 6, 2005, a purported class action complaint was filed in the General Court of Justice, Superior Court Division, of the State of North Carolina by Robert Lowinger on behalf of himself and all other similarly situated persons against the Company, the Company's Chairman and Chief Executive Officer, certain of the Company's current and former directors and certain of the Company's stockholders. The Company received the complaint on June 13, 2005. The complaint alleges violations of Sections 11 and 12(a)(2) and liability under Section 15 of the Securities Act of 1933, and alleges that the Company's Registration Statement on Form S-1 (which was declared effective by the Securities and Exchange Commission on February 3, 2005) and the related Prospectus dated February 3, 2005, each relating to the Company's initial public offering of the Common Stock, contained certain material misstatements and omitted certain material information necessary to be included relating to the Company's broadband products and access line trends. The plaintiff seeks rescission rights and unspecified damages on behalf of a purported class of purchasers of the Common Stock "issued pursuant and/or traceable to the Company's IPO during the period from February 3, 2005 through March 21, 2005". The Company believes that the complaint is without merit and intends to defend the litigation vigorously.

Note Regarding Forward Looking Statements

Some statements in this Current Report are known as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements include statements about the Company's beliefs and intentions regarding the reported lawsuit. Because these forward looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward looking statements, including a ruling by a court that is adverse to the Company's position and other uncertainties and matters beyond the Company's control inherent in legal proceedings. These forward looking statements are based on the information currently available to the Company and speak only as of the date on which this Current Report was filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 - Financial Statements and Exhibits

        (c) Exhibits

        Exhibit Number       Description
        --------------       -----------

        10.1                 Restricted Stock Agreement.

        10.2                 Restricted Unit Agreement.

        99.1                 Press Release dated June 16, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FAIRPOINT COMMUNICATIONS, INC.


                                       By:  /s/ Walter E. Leach, Jr.
                                            ------------------------------------
                                            Name:   Walter E. Leach, Jr.
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer


Date:  June 20, 2005